Bsquare Corporation Board Observer and Standstill Agreement

Exhibit 10.1

Bsquare Corporation

Board Observer and Standstill Agreement

This Board Observer Agreement (the “Agreement”) is made effective as of June 25, 2018 (“Effective Date”) by and between:

(i)	Bsquare Corporation, a Washington corporation with offices at 110 – 110th Avenue NE #300, Bellevue, WA 98004 (the “Company”), and

(ii)	Each of Palogic Value Fund, L.P., Palogic Value Management, L.P., and Palogic Capital Management, LLC (collectively, “PCM”).

WHEREAS, the Company desires to provide to PCM, a shareholder of the Company, with certain observation rights regarding the Company’s board of directors (the “Board”), as further described, and subject to the terms and conditions set forth, herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.Observer Rights.

1.1

Subject to the terms and conditions of this Agreement, the Company grants to PCM the option and right to appoint one (1) representative (the “Observer”) to attend all meetings (including telephonic or videoconference meetings of the Board in a non-voting, observer capacity; provided that any such representative shall have executed and delivered to the Company a copy of the Acknowledgement and Agreement to be Bound in the form attached hereto as Exhibit A (the “Acknowledgement”). The Company shall have the right, in its reasonable discretion, to approve or reject any person who is to be appointed by PCM to serve as an Observer hereunder.  Except as otherwise set forth herein, the Observer may participate fully in discussions of all matters brought to the Board  for consideration, but in no event shall the Observer (i) be deemed to be a member of the Board; (ii) without limitation of the obligations expressly set forth in this Agreement or the Acknowledgement, have or be deemed to have, or otherwise be subject to, any duties (fiduciary or otherwise) to the Company or its shareholders; or (iii) have the right to propose or offer any motions or resolutions to the Board . Upon request, the Company shall allow the Observer to attend Board meetings by telephone or electronic communication. The presence of the Observer shall not be required for purposes of establishing a quorum.

1.2

The Company shall provide to the Observer copies of all notices, minutes, consents and other materials that it provides to Board members (collectively, “Board Materials”), including any draft versions, proposed written consents, and exhibits and annexes to any such materials, at the same time and in the same manner as such information is delivered to the Board members.

1.3

Notwithstanding anything herein to the contrary, the Company may exclude the Observer from access to any Board Materials, meeting or portion thereof if the Board concludes, acting in good faith, that (i) such exclusion is reasonably necessary to preserve the

Bsquare Corporation Board Observer and Standstill Agreement

Bsquare Corporation Board Observer and Standstill Agreement

attorney-client or work product privilege between the Company and its counsel; (ii) such Board Materials or discussion relates to the Company’s relationship, contractual or otherwise, with PCM or its affiliates or any actual or potential transactions between or involving the Company and PCM; or (iii) such exclusion is necessary to avoid a conflict of interest or disclosure that is restricted by any agreement to which the Company is a party or otherwise bound.

2.Confidential Information. PCM agrees that each Observer shall execute a Nondisclosure Agreement in the form attached hereto as Exhibit B (the “Observer NDA”).  The Observer NDA and the PCM NDA (as defined in Section 6.4 below) are incorporated herein by reference in their entirety.  If the Observer NDA and/or the PCM NDA expires by their terms prior to a Termination (as defined below), each of the Observer and PCM agrees to continue to abide by all of the terms of the Observer NDA and the PCM NDA, as applicable (as if such agreements remained in effect), through the date of Termination and for period of three (3) years following any Termination.

3.Expenses. PCM and/or the Observer shall be responsible for any and all out-of-pocket expenses incurred in connection with the Observer’s attendance at Board meetings.

4.Standstill and Related Obligations. PCM agrees that during the term of this Agreement and for period of three (3) years following any Termination (the “Standstill Period”), unless otherwise consented to in writing by the Company in advance, PCM will not in any manner, directly or indirectly:

(a)

effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect, any acquisition of any securities (or beneficial ownership thereof) of the Company or any of its subsidiaries, if after any such acquisition PCM holds, beneficially or of record, directly or indirectly, in excess of fifteen percent (15%) of the total outstanding common stock of the Company; or

(b)	enter into any discussions or arrangements with any third party with respect to any actions covered by clause (a).

For clarification, nothing in this Section 4 shall restrict PCM from making any offer or proposal to the Company on a confidential basis so long as such offer or proposal does not require the Company to make a public announcement regarding such offer or proposal or any of the types of matters described in this Section 4.

The Company confirms that the Board has previously approved in advance, solely for purposes of RCW 23B.19.040(1)(a)(ii), any future acquisition by PCM of shares of the Company’s common stock that would result in PCM becoming an “acquiring person” as defined in RCW 23B.19.020(1) (defined as beneficially owning in the aggregate total outstanding shares of the Company’s common stock comprising 10% or more of the voting power of the Company).  The Company agrees that such approval shall not be withdrawn and shall remain effective at least until the termination of the Standstill Period.

5.Notices. Notices must be in writing and delivered to each party at their respective addresses set forth below, or to such other address as may be given by each party from time to time under this Section. Notices shall be deemed properly given upon personal delivery, the day following deposit by overnight carrier, or three (3) days after deposit in the U.S. mail.

Bsquare Corporation Board Observer and Standstill Agreement

Bsquare Corporation Board Observer and Standstill Agreement

Bsquare Corporation	Palogic Value Fund, L.P. Palogic Value Management, L.P. Palogic Capital Management, LLC
110 – 110th Avenue NE, Suite 300 Bellevue, WA 98004 Attn: General Counsel and VP, Legal	5310 Harvest Hill Road, Suite 110 Dallas, TX 75230 Attn: Ryan Vardeman

6.Remedies: Injunctive Relief. The Company, on the one hand, and PCM, on the other hand, each acknowledge and agree that monetary damages would not be a sufficient remedy for any breach (or threatened breach) of this Agreement by it and that, in the event of any breach or threatened breach hereof, (a) the non-breaching party shall have the right to immediate injunctive and other equitable relief, without proof of actual damages; (b) the breaching party will not plead in defense thereto that there would be an adequate remedy at law; and (c) the breaching party agrees to waive any applicable right or requirement that a bond be posted by the non-breaching party. Such remedies will not be the exclusive remedies for a breach of this Agreement, but rather will be in addition to all other remedies that may be available to the non-breaching party at law or in equity. In the event that either party institutes any legal suit, action or proceeding against the other party arising out of or relating to this Agreement, the prevailing party in the suit, action or proceeding shall be entitled to receive, in addition to all other damages to which it may be entitled, the costs incurred by such party in conducting the suit, action or proceeding, including reasonable attorneys’ fees and expenses and court costs.

7.Applicable Law; Venue. This Agreement, and any and all claims, controversies and causes of action arising out of or relating to this Agreement, whether sounding in contract, tort or statute, shall be governed by the laws of Washington, including its statutes of limitations, without giving effect to any conflict-of-laws rule that would result in the application of the laws of a different jurisdiction. Each party (a) irrevocably and unconditionally consents to the personal jurisdiction and venue of the courts located in King County, Washington; (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that it shall not bring any action relating to this Agreement or otherwise in any court other than the courts located in King County, Washington or in the United States District Court for the Western District of Washington; and (d) irrevocably waives the right to trial by jury.

8.Termination. In the event that the percentage of the outstanding common stock of the Company beneficially held by PCM decreases materially from the percentage that PCM holds as of the Effective Date, then the Company may terminate this Agreement at any time thereafter upon written notice to PCM.  PCM may terminate this Agreement at any time upon written notice to the Company.  Any such termination of this Agreement shall be referred to herein as a “Termination.”  Sections 2, 4, 6, 7 and 8 shall survive any such Termination.

9.Miscellaneous Provisions.

9.1Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision. Solely to the extent that any provisions or restrictions in this Agreement is found by a court to be unreasonable or unenforceable, then such court may amend or modify any such provision or restriction so it can be enforced to the fullest extent permitted by law.

Bsquare Corporation Board Observer and Standstill Agreement

Bsquare Corporation Board Observer and Standstill Agreement

9.2Headings and eSignature. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement. This Agreement may be executed by electronic signature in any number of counterparts, each of which together shall constitute one and the same instrument.

9.3No Waivers. Any waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist on strict adherence to any term of this Agreement on one or more occasions shall not be construed as a waiver or deprive such party of the right to thereafter insist on strict adherence to that term or any other term of this Agreement.

9.4Entire Agreement; No Assignment. This Agreement, together with Observer NDA and the Mutual Nondisclosure Agreement entered into as of June 25, 2018 (“PCM NDA”), which are incorporated herein by this reference, constitutes the entire agreement and understanding of the parties, and supersedes any and all previous agreements and understandings, whether oral or written, between the parties regarding the matters set out in this Agreement. No provision of this Agreement may be amended, modified or waived, except in a writing signed by the parties hereto. This Agreement may not be assigned by PCM.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Palogic Value Fund, L.P. (“PCM”)	Bsquare Corporation

By: /s/ Ryan Vardeman

Name: Ryan Vardeman

Title: Sole Member of Palogic Capital Management, LLC

Palogic Value Management, L.P. (“PCM”)By: /s/ Ryan Vardeman Name: Ryan Vardeman Title: Sole Member of Palogic CapitalManagement, LLC Palogic Capital Management, LLC (“PCM”)By: /s/ Ryan Vardeman Name: Ryan Vardeman Title: Sole Member of Palogic Capital Management, LLC

By: /s/ Andrew Harries Name: Andrew Harries Title: Executive Chair, Board of Directors

Bsquare Corporation Board Observer and Standstill Agreement

Bsquare Corporation Board Observer and Standstill Agreement

EXHIBIT A

ACKNOWLEDGEMENT AND AGREEMENT TO BE BOUND

June 25, 2018

This Acknowledgement and Agreement to be Bound (”Acknowledgement”) is given by the undersigned as a representative designated by PCM to act as the Observer pursuant to that certain Board Observer Agreement by and between Bsquare Corporation (the “Company”) and PCM dated as of June 25, 2018 (the “Agreement”). Capitalized terms used, but not defined, herein have the meanings ascribed thereto in the Agreement.

1.By executing this Acknowledgement, the undersigned acknowledges and agrees as follows:

(a)	That he has received and reviewed a copy of the Agreement and that his execution of this Acknowledgement is a condition precedent to his appointment as the Observer under the Agreement.

(b)

To execute and deliver the Observer NDA and to treat any Confidential Information obtained by him from the Company (or any director, officer, employee or agent thereof) in accordance with the Observer NDA and consistent with the Observer’s and PCM’s obligations under Section 2 of the Agreement.

(c)

That either the Company, PCM or the undersigned may terminate the undersigned’s service as the Observer, with or without cause, in accordance with the terms of the Agreement. If the undersigned ceases to serve as the Observer, he shall (a) no longer be entitled to exercise any rights afforded to the Observer under Section 1 of the Agreement and (b) as promptly as practicable (but in any event not later than three (3) business days thereafter) deliver all physical materials containing or consisting of Confidential Information in his possession or control to PCM.

2.Upon the written request of the Company or PCM, the undersigned will promptly execute and deliver any and all further instruments and documents and take such further action as such party deems necessary to effect the purposes of this Acknowledgement.

3.No provision of this Acknowledgement may be amended, modified or waived, except in a writing signed by the undersigned, the Company and PCM. The invalidity or unenforceability of any provision of this Acknowledgement shall not affect the validity or enforceability of any other provision, and if any restriction in this Acknowledgement is found by a court to be unreasonable or unenforceable, then such court may amend or modify the restriction so it can be enforced to the fullest extent permitted by law. This Acknowledgement may be executed by electronic signature in any number of counterparts, each of which together shall constitute one and the same instrument.

4.  The undersigned acknowledges and agrees that monetary damages would not be a sufficient remedy for any breach (or threatened breach) of this Agreement by him and that, in the event of any breach or threatened breach hereof, (a) the Company shall have the right to immediate injunctive and other equitable relief, without proof of actual damages; (b) he will not plead in defense thereto that there would be an adequate remedy at law, and (c) he agrees to waive any applicable right or requirement that a bond be posted by the Company. Such remedies will not be the exclusive remedies for a breach of this Agreement, but will be in addition to all other remedies that may be available to the Company at law or in equity.

Bsquare Corporation Board Observer and Standstill Agreement

Bsquare Corporation Board Observer and Standstill Agreement

5.Section 9(Applicable Law; Venue) of the Agreement shall be applicable to this Acknowledgement, and the undersigned hereby agrees to be bound thereby, as if set forth herein. If any notice, request, demand or other communication is given to the undersigned under this Acknowledgement, it shall be given to him at his address set forth on the signature page hereto or such other address as the undersigned shall have provided in writing to the Company and PCM in accordance with Section 5 of the Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Acknowledgement as of the date first above written.

/s/ Robert Peters Robert Peters Principal, Palogic Value Management, L.P. 5310 Harvest Hill Road, Suite 110 Dallas, TX 75230

ACKNOWLEDGED AND ACCEPTED as of this 25th day of June, 2018:

Bsquare Corporation
Signed: /s/ Andrew Harries Name: Andrew Harries Title: Executive Chairman of the Board of Directors

Bsquare Corporation Board Observer and Standstill Agreement

Bsquare Corporation Board Observer and Standstill Agreement

EXHIBIT B

Form of Nondisclosure Agreement

Bsquare Corporation Board Observer and Standstill Agreement